Exhibit 3(a)

                            ARTICLES OF INCORPORATION

                                       OF

                          LINCOLN NATIONAL CORPORATION

     (Filed and Approved in Indiana January 5, 1968; Last Amended May 12, 1994)

                                    ARTICLE I
                                      Name

         The name of the Corporation is Lincoln National Corporation.


                                   ARTICLE II
                                     Purpose

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Indiana Business Corporation Law. (Amended May 28, 1987)


                                   ARTICLE III
                                Term of Existence

         The period during which the Corporation shall continue is perpetual.


                                   ARTICLE IV
                     Registered Office and Registered Agent

         The address of the Corporation's registered office in Indiana is Circle Tower, Indianapolis, Indiana 46204, and the name of the Corporation's registered agent at that office is The Prentice-Hall Corporation System, Inc. (Last amended May 28, 1987)


                                    ARTICLE V
                    Number, Terms and Voting Rights of Shares

         Section 1. Number and Classes of Shares. The total number of shares which the Corporation shall have authority to issue is eight hundred ten million (810,000,000) shares, consisting of eight hundred million (800,000,000) shares of a single class of shares to be known as Common Stock, and ten million (10,000,000) shares of a single class of shares to be known as Preferred Stock. (Last amended May 12, 1994)

         Section 2. Terms of Common Stock. Only when all dividends accrued on all preferred or special classes of shares entitled to preferential dividends shall have been paid or declared and set apart for payment, but not otherwise, the holders of Common Stock shall be entitled to receive dividends, when and as declared by the Board of Directors. In event of any dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock shall be entitled, after due payment or provision for payment of the debts and other liabilities of the Corporation, and the amounts to which the holders of preferred or special classes of shares may be entitled, to share ratably in the remaining net assets of the Corporation. (Last amended May 10, 1988)

         Section 3. Voting Rights of Common Stock. Except as otherwise provided by law, every holder of Common Stock of the Corporation shall have the right at every shareholders' meeting to one vote for each share of Common Stock standing in his name on the books of the Corporation on the date established by the Board of Directors as the record date for determination of shareholders entitled to vote at such meeting. (Amended May 28, 1969)

         Section 4. Terms of Preferred Stock. The Board of Directors shall have authority to determine and state in the manner provided by law the rights, preferences, qualifications, limitations and restrictions (other than voting rights) of the Preferred Stock. The Preferred Stock may be issued in one or more series for such an amount of consideration as may be fixed from time to time by the Board of Directors, and the Board of Directors shall have authority to determine and state in the manner provided by law the designations and the relative rights, preferences, qualifications, limitations and restrictions (other than voting rights) of each series. (Last amended May 10, 1988)

         Section 5. Voting Rights of Preferred Stock. Except as otherwise provided by law, every holder of Preferred Stock of the Corporation shall have the right at every shareholders' meeting to one vote for each share of Preferred Stock standing in his name on the books of the Corporation on the date established by the Board of Directors as the record date for determination of shareholders entitled to vote at such meeting.

         At any time when six or more quarterly dividends, whether or not consecutive, on the Preferred Stock, or on any one or more series thereof, shall be in default, the holders of all Preferred Stock at the time or times outstanding as to which such default shall exist shall be entitled, at the next annual meeting of shareholders, voting as a class, to vote for and elect two Directors of the Corporation.

         In the case of any vacancy in the office of a Director occurring among the Directors elected by the holders of the shares of the Preferred Stock voting as a class pursuant to this Section, the remaining Director or Directors elected by the holders of the shares of the Preferred Stock pursuant to this Section may elect a successor or successors to hold office until the next annual or special meeting of the shareholders.

         At all meetings of shareholders held for the purpose of electing Directors during such time as the holders of the shares of the Preferred Stock shall have the right, voting as a class, to elect Directors pursuant to this Section, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Preferred Stock then entitled, as a class, to elect Directors pursuant to this Section shall be required to constitute a quorum of such class for the election of Directors; provided, that the absence of a quorum of the holders of Preferred Stock shall not prevent the election at any such meeting or adjournment thereof of Directors by any other class or classes of stock if the necessary quorum of the holders of such stock is present in person or by proxy at such meeting.

         The right of the holders of Preferred Stock, voting as a class, to participate in the election of Directors pursuant to this Section shall continue in effect, in the case of all Preferred Stock entitled to receive cumulative dividends, until all accumulated and unpaid dividends have been paid or declared and set apart for payment on all cumulative Preferred Stock, the holders of which shall have been entitled to vote at the previous annual meeting of shareholders, or in the case of all non-cumulative Preferred Stock until non-cumulative dividends have been paid or declared and set apart for payment for four consecutive quarterly dividend periods on all non-cumulative Preferred Stock, the holders of which shall have been entitled to vote at the previous annual meeting of shareholders, and thereafter the right of the holders of Preferred Stock, voting as a class, to participate in the election of Directors pursuant to this Section shall terminate.

         Upon termination of the right of the holders of Preferred Stock, voting as a class, to participate in the election of Directors pursuant to this Section, the term of office of each Director then in office elected by the holders of the Preferred Stock shall terminate, and any vacancy so created may be filled as provided by the bylaws of the Corporation.

         Any Director or Directors elected by the holders of Preferred Stock, voting as a class pursuant to this Section, may be removed, with or without cause, only by a vote of the holders of three-fourths of the outstanding shares of Preferred Stock taken at a meeting as provided by Section 4 of Article VII of these Articles of Incorporation.

         The Corporation shall not, without the approval of the holders of at least two-thirds of the Preferred Stock at the time outstanding, voting as a class:

                  (a) Amend these Articles of Incorporation to create or authorize any kind of stock ranking prior to or on a parity with the Preferred Stock with respect to payment of dividends or distribution on dissolution, liquidation or winding up, or create or authorize any security convertible into shares of stock of any such kind; or

                  (b) Amend, alter, change or repeal any of the express terms of the Preferred Stock, or of any series thereof, then outstanding in a manner prejudicial to the holders thereof; provided, that if any such amendment, alteration, change or repeal would be prejudicial to the holders of one or more, but not all, of the series of the Preferred Stock at the time outstanding, only such consent of the holders of two-thirds of the total number of outstanding shares of all series so affected shall be required, unless a different or greater vote shall be required by law; or

                  (c) Authorize the voluntary dissolution of the Corporation or any revocation of dissolution proceedings theretofore approved, authorize the sale, lease, exchange, or other disposition of all or substantially all of the property of the Corporation, or approve any limitation of the term of existence of the Corporation; or

                  (d) Merge or consolidate with another corporation in such manner that the Corporation does not survive as a continuing entity, if thereby the rights, preferences, or powers of the Preferred Stock would be adversely affected, or if there would thereupon be authorized or outstanding securities which the Corporation, if it owned all of the properties then owned by the resulting corporation, could not create without the approval of the holders of the Preferred Stock.

(Last amended May 10, 1988)

Section 6. Class Voting. The holders of the outstanding shares of a class, or of any series thereof, shall not be entitled to vote as a class except as shall be expressly provided by this Article or by law. (Amended May 28, 1969)


                                   ARTICLE VI
                             Initial Stated Capital

         The Corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000) has been received for the issuance of shares.


                                   ARTICLE VII
                                    Directors

         Section 1. Number. The Initial Board of Directors shall be composed of thirteen members. The number of Directors may from time to time be fixed by the bylaws of the Corporation at any number not less than three. In the absence of a bylaw fixing the number of Directors, the number shall be thirteen.

         Section 2. Qualifications. Directors need not be shareholders of the Corporation, but shall have other qualifications as the bylaws of the Corporation prescribe.

         Section 3. Classification. When the Board of Directors consists of nine or more members, the bylaws of the Corporation may provide that the Directors shall be divided into two or more classes whose terms of office shall expire at different times, but no term shall continue longer than three years.

         Section 4. Removal. Any or all of the members of the Board of Directors may be removed, with or without cause, at a meeting of shareholders called expressly for that purpose by a vote of the holders of three-fourths of the shares of the Corporation outstanding and then entitled to vote at an election of Directors.

         Section 5. Amendment, Repeal, etc. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least three-fourths of the shares of the Corporation outstanding and then entitled to vote at an election of Directors, voting together and not by class, shall be required to alter, amend, repeal, or adopt provisions inconsistent with, this Article VII of these Articles of Incorporation. (Added May 30, 1985)

                                  ARTICLE VIII
                           Initial Board of Directors

         The names and post-office addresses of the first Board of Directors of the Corporation are as follows:

      Name                              Number and Street                   City              State           Zip Code

Edward D. Auer ..........       The Lincoln National Life Insurance      Fort Wayne           Indiana         46801
                                Company
                                1301 South Harrison Street
Wallis B. Dunckel .......       Bankers Trust Company                    New York             New York        10015
                                P.O. Box 318
Robert A. Efroymson...          Real Silk Hosiery Mills, Inc.            Indianapolis         Indiana         46204
                                611 North Park Avenue
William B. F. Hall ........     2000 Lincoln Bank Tower                  Fort Wayne           Indiana         46801
A. J. Hettinger, Jr. .......    Lazard Freres & Co.                      New York             New York        10005
                                44 Wall Street
James F. Keenan .......         Keenan Hotel Co., Inc.                   Fort Wayne           Indiana         46801
                                1006 South Harrison Street
William T. McKay ........       1423 East California Road                Fort Wayne           Indiana         46805
Walter O. Menge .........       The Lincoln National Life Insurance      Fort Wayne           Indiana         46801
                                Company
                                1301 South Harrison Street
Henry W. Persons .......        The Lincoln National Life Insurance      Fort Wayne           Indiana         46801
                                Company
                                1301 South Harrison Street
Henry F. Rood .............     The Lincoln National Life Insurance      Fort Wayne           Indiana         46801
                                Company
                                1301 South Harrison Street
Ronald G. Stagg ..........      The Lincoln National Life Insurance      Fort Wayne           Indiana         46801
                                Company
                                1301 South Harrison Street
Harold A. MacKinnon ..          1391 Ruffner Road                        Schenectady          New York        12309
Thomas A. Watson .....          The Lincoln National Life Insurance      Fort Wayne           Indiana         46801
                                Company
                                1301 South Harrison Street

                                   ARTICLE IX
                                  Incorporators

         Section 1. Names and Post-Office Addresses. The names and post-office addresses of the incorporators of the Corporation are as follows:

      Name                          Number and Street               City             State          Zip Code
      ----                          -----------------               ----             -----          --------
Henry F. Rood ............      1301 South Harrison Street         Fort Wayne        Indiana          46801
Gordon C. Reeves ......         1301 South Harrison Street         Fort Wayne        Indiana          46801
Jack D. Hunter ............     1301 South Harrison Street         Fort Wayne        Indiana          46801

         Section 2.  Age.  All of such incorporators are of lawful age.

                                    ARTICLE X
                    Provisions for Regulation of Business and
                        Conduct of Affairs of Corporation

         No shares of the Common Stock of The Lincoln National Life Insurance Company owned by the Corporation shall be sold, leased, exchanged, mortgaged, pledged, or otherwise disposed of except by the vote of the holders of three-fourths of the shares of the Corporation outstanding and entitled to vote thereon at an annual or special meeting of the shareholders held upon notice which includes notice of the proposed sale, lease, exchange, mortgage, pledge, or other disposition. (Last amended May 28, 1987)


                                   ARTICLE XI
                  Provisions for Certain Business Combinations

Section 1.  Vote Required.

Clause(a). Higer Vote for Certain Business Combinations. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in Section 2 of this Article XI:

         1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (A) any Interested Shareholder (as hereinafter defined), or (B) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

         2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets, of the Corporation or any Subsidiary, having an aggregate Fair Market Value of $1,000,000 or more; or

         3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

         4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

         5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder; shall require the affirmative vote of the holders of at least three-fourths of the shares of the Corporation outstanding and then entitled to vote at an election of directors (the "Voting Stock"), voting together and not by class (it being understood that for purposes of this Article XI, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article V of these Articles of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

         Clause (b). Definition of "Business Combination". The term "Business Combination" as used in this Article XI shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Clause (a) of this
Section 1.

         Section 2. When Higher Vote is Not Required. The provisions of Section 1 of this Article XI shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following Clauses (a) and (b) are met:

         Clause (a). Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

         Clause (b). Price and Procedure Requirements. All of the following conditions shall have been met:

         1. The aggregate amount of the cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

         A. the Highest Per Share Price paid by the Interested Shareholder for any shares of Common Stock acquired by it (i) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher; and

         B. the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested
Shareholder (such latter date is referred to in this Article XI as the "Determination Date"), whichever is higher.

         2. The aggregate amount of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this Clause (b)2 shall be required to be met with respect to every class of outstanding Voting Stock whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

         A. the Highest Per Share Price paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher;

         B. the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

         C. the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

         3. The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

         4. After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (A) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full periodic dividends (whether or not cumulative) on the outstanding Preferred Stock, No Par Value; (B) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (C) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

         5. After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation (or any Subsidiary of the Corporation), whether in anticipation of or in connection with such Business Combination or otherwise.

         6. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall have been mailed to shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement was required to be mailed pursuant to such Act or subsequent provisions).

Section 3. Certain Definitions.  For the purposes of this Article XI:

Clause (a). A "person" shall include any individual, firm, corporation or other entity. When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring Voting Stock of the Corporation, such partnership, syndicate or group shall be deemed a "person".

Clause (b). "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

         1. is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

         2. is an Affiliate (as hereinafter defined) of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

         3. is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

Clause (c). A person shall be a "beneficial owner" of any Voting Stock:

         1. which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

         2. which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

         3. which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

Clause (d).  For the purpose of  determining  whether a person is an  Interested
Shareholder pursuant to Clause (b) of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Clause (c) of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

Clause (e). "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 13, 1985.

Clause (f). "Subsidary" means any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Clause (b) of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity securities is owned, directly or indirectly, by the Corporation.

Clause (g). "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

Clause (h). "Fair Market Value" means:

         1. in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stock, or if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price, or, if none, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value of a share of such stock as determined by a majority of the Continuing Directors in good faith, in any case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split, reclassification, recapitalization or combination of outstanding shares of such stock into a greater or lesser number of shares of such stock; and

         2. in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

Clause (i). References to "Highest Per Share Price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split, reclassification, recapitalization or combination of outstanding shares of such stock into a greater or lesser number of shares of such stock.

Clause (j). In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Clauses (b)1 and 2 of Section 2 of this Article XI shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock owned by the holders of such shares.

         Section 4. Powers of the Board of Directors. A majority of the Continuing Directors of the Corporation shall have the power and duty to determine for the purposes of this Article XI, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

         Section 5. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article XI shall be construed to relieve any Interested Shareholder from any fiduciary or other obligation imposed by law.

         Section 6. Amendment, Repeal, etc. Notwithstanding any other provisions of these Articles of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, in these Articles of Incorporation or the bylaws of the Corporation), the affirmative vote of the holders of three-fourths or more of the voting power of the shares of the then outstanding Voting Stock, voting together and not by class, shall be required to alter, amend, repeal, or adopt provisions inconsistent with, this Article XI of these Articles of Incorporation.

(Article XI added May 30, 1985)

                 CERTIFICATE OF RESOLUTION BY BOARD OF DIRECTORS
                 DETERMINING AND STATING THE DESIGNATION AND THE
                  RELATIVE RIGHTS, PREFERENCES, QUALIFICATIONS,
             LIMITATIONS AND RESTRICTIONS (OTHER THAN VOTING RIGHTS)
                   OF A SERIES OF A CLASS OF PREFERRED SHARES
                                       OF
                          LINCOLN NATIONAL CORPORATION


     (Filed and Approved in Indiana August 20, 1969; Amended May 24, 1988)

       RESOLVED that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Articles of Incorporation of the Corporation, this Board of Directors hereby creates and authorizes the issue of, for the consideration stated, a series of the Preferred Stock of the Corporation, to consist of 2,233,421 shares of Preferred Stock of the Corporation, and this Board of Directors hereby fixes the designation and the relative rights, preferences, qualifications, limitations and restrictions (other than voting rights) of the shares of such series as follows:

Section 1. Designation.

         1.1 The designation of the series of Preferred Stock created by this resolution shall be "$3.00 Cumulative Convertible Preferred Stock, Series A" (the "Series A Preferred Stock").

Section 2. Dividends.

         2.1 The holders of the Series A Preferred Stock shall be entitled to receive, but only when and as declared by the Board of Directors, out of any assets of the Corporation legally available for the purpose, cash dividends at the rate of $3.00 per share per annum, and no more, payable $0.75 per share quarterly on the fifth day of March, June, September, and December of each year to such stockholders of record on the respective dates, not exceeding 50 days preceding such dividend dates, fixed for the purpose by the Board of Directors.

         2.2. Dividends shall be cumulative on shares of the Series A Preferred Stock from and after dates determined as follows:

       (a) if issued on or prior to the record date for the first dividend on such shares, then from and after the fifth day of March, June, September or December next preceding such record date;

       (b) if issued during the period immediately after a record date for a dividend on the Series A Preferred Stock and ending on the payment date for such dividend, then from and after such dividend payment date; and

       (c) if otherwise from and after the fifth day of March, June, September, or December next preceding the date of issue of such shares.

Accumulation of dividends shall not bear interest.

         2.3 No dividends (other than dividends payable in Common Stock of the Corporation) shall be paid or declared on the Common Stock of the Corporation or on any other series of the Preferred Stock or on any other class or series of stock of the Corporation ranking as to dividends junior to or on a parity with the Series A Preferred Stock, unless full dividends on all outstanding shares of the Series A Preferred Stock for all past dividend periods have been paid and unless full dividends on all such shares for the then current dividend period shall have been paid or declared.

Section 3. Preference in Liquidation.

         3.1 In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock then outstanding shall be entitled to receive, after payment or provision for payment of all creditors of the Corporation, but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to assets on liquidation, dissolution or winding up, an amount equal to $80 per share, plus an amount equal to all unpaid dividends thereon accrued on a daily basis to the date when funds for payment are made available to the holders; and no payment on account of liquidation, dissolution or winding up shall be made to the holders of any series of Preferred Stock or any other stock of the Corporation ranking on a parity with the Series A Preferred Stock as to assets, unless there shall likewise be paid at the same time to the holders of all shares of Series A Preferred Stock like proportionate distributive amounts ratably, in proportion to the full distributive amounts to which they are respectively entitled. The holders of the Series A Preferred Stock shall have no rights in respect of the remaining assets of the Corporation.

         3.2 Neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 3.

Section 4. Redemption.

         4.1 At any time or from time to time after October 31, 1974, (but not before such time) and so long as any dividends on the Series A Preferred Stock are not in arrears, the Corporation at the option of its Board of Directors, shall have the right to redeem the Series A Preferred Stock, in whole or from time to time in part, at a price equal to $80 per share plus an amount equal to all unpaid dividends thereon accrued on a daily basis to the date of redemption.

         4.2 Notice of every redemption shall be mailed at least 30 days, but not more than 60 days, prior to the date fixed for redemption, addressed to the holders of record of the shares to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. In the case of a redemption of a part only of the Series A Preferred Stock the Corporation shall select by lot the shares so to be redeemed.

            4.3 If notice or redemption shall have been mailed as aforesaid, and if on or before the redemption date specified in such notice a sum equal to the redemption price of the shares so called for redemption shall have been set aside by the Corporation, separate and apart from its other funds for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, whether or not certificates for the shares so called for redemption shall have been surrendered for cancellation, such shares, from and after the date of redemption so designated, shall be deemed to be no longer outstanding, the right to receive dividends thereon shall cease to accrue and all rights with respect to such shares shall forthwith on such redemption date cease and terminate except only the right of the holders thereof to receive the redemption price.

         4.4 The Corporation may, however, at any time prior to the redemption date specified in the notice of redemption but after such notice of redemption shall have been mailed as aforesaid, deposit in trust, for the account of the holders of the Series A Preferred Stock to be redeemed, with a bank or trust company in good standing organized under the laws of the United States of America or of the State of New York, or of the State of Illinois, doing business in the Borough of Manhattan, City of New York, or in the City of Chicago, Illinois, having capital, surplus and undivided profits aggregating at least $5,000,000, designated in such notice of redemption, a sum equal to the redemption price of such shares so called for redemption, and thereupon, whether or not certificates for the shares so called for redemption shall have been surrendered for cancellation (if such notice shall state that holders of the shares so called for redemption may receive their redemption price at any time after such deposit), all shares with respect to which such deposit shall have been made shall be deemed to be no longer outstanding, the right to receive dividends thereon for any period after the date so fixed for redemption shall cease to accrue and all rights with respect to such shares shall forthwith upon such deposit in trust cease and terminate except only (a) the rights of the holders thereof to receive from such bank or trust company, at any time after the time of such deposit, the redemption price of such shares to be redeemed, or
(b) the right to exercise, on or before the close of business on the third business day prior to the date fixed for redemption, the privileges of conversion. Any moneys so deposited by the Corporation which shall not be required for such redemption because of the exercise of any such right of conversion, shall be repaid to the Corporation forthwith. Any moneys so deposited by the Corporation and unclaimed at the end of six years from the date fixed for such redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for the payment thereof.

         4.5 Shares of Series A Preferred Stock so redeemed shall, after the Corporation takes appropriate steps required or permitted by the laws of Indiana, have the status of authorized and unissued shares of Preferred

Stock, and the number of shares of Preferred Stock which the Corporation shall have authority to issue shall not be decreased by the redemption of shares of Series A Preferred Stock.

         4.6 Nothing in this Section 4 shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of the Preferred Stock at not exceeding the price at which the same may be redeemed at the option of the Corporation.

Section 5. Conversion Rights.

         5.1 Subject to adjustment as provided in this Section 5, each share of Series A Preferred Stock shall be convertible at the option of the respective holder thereof, at the office of the transfer agent for the Common Stock, and at such other place or places, if any, as the Board of Directors may determine, into one fully paid and non-assessable share of Common Stock (the "Common Stock") of the Corporation. In case of the redemption of any shares of Series A Preferred Stock, such right of conversion shall terminate, as to the shares called for redemption, at the close of business on the third business day prior to the date fixed for redemption, unless default shall be made in the payment of the redemption price. Upon conversion the Corporation shall make no payment or adjustment on account of unpaid dividends accrued on the Series A Preferred Stock surrendered for conversion.

         5.2 The Common Stock issuable upon conversion of Series A Preferred Stock shall be Common Stock as constituted at the date of this resolution, except as otherwise provided in subdivision (b) of Section 5.5.

         5.3 Before any holder of Series A Preferred Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates for such Series A Preferred Stock at the office of the transfer agent for the Common Stock, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank, and shall give written notice to the Corporation at that office that he elects so to convert Series A Preferred Stock, and shall state in writing therein the name of or names in which he wishes the certificate or certificates for Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Series A Preferred Stock and the Corporation, whereby the holder of such Series A Preferred Stock shall be deemed to subscribe for the amount of Common Stock which he shall be entitled to receive upon such conversion, and, in satisfaction of such subscription, to deposit the Series A Preferred Stock to be converted and to release the Corporation from all liability thereunder, and thereby the Corporation shall be deemed to agree that the surrender of the certificate or certificates for the Series A Preferred Stock and the extinguishment of liability thereon shall constitute full payment of such subscription for Common Stock to be issued upon such conversion.

         5.4 As soon as practicable after such deposit of certificates for Series A Preferred Stock accompanied by the written notice and the statement above prescribed, the Corporation will issue and deliver at the office of the transfer agent to the person for whose account such Series A Preferred Stock was so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as herein stated, if not evenly convertible. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the Series A Preferred Stock to be converted; and the person or persons entitled to receive the Common Stock issuable upon conversion of such Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date. The Corporation shall not be required to convert, and no surrender of Series A Preferred Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Series A Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the re-opening of such books, as if the conversion had been made on the date such Series A Preferred Stock was surrendered.

         5.5 The number of shares of Common Stock into which the shares of Series A Preferred Stock shall be convertible shall be subject to adjustment from time to time as follows:

         (a) In case the Corporation shall at any time or from time to time

                  (1) declare a dividend payable in Common Stock,

                  (2) issue any shares of its Common Stock in subdivision of outstanding shares of Common Stock, by reclassification or otherwise, or

                  (3) make any combination of shares of Common Stock, by reclassification or otherwise,

             the conversion rate shall be adjusted so that the holder of each share of Series A Preferred Stock shall thereafter be entitled to receive upon the conversion of such share the number of shares of the Corporation which he would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. Further such adjustments shall be made whenever any of the events listed above shall occur.

             (b) In case of any capital reorganization or any reclassification of the capital stock of the Corporation of in case of the consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, the holder of each share of Series A Preferred Stock then outstanding shall have the right to convert such share into the kind and number of shares of stock and other securities and property receivable upon such reorganization, reclassification, consolidation, merger, sale or conveyance, as the case may be, by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock is convertible; and, in any such case, appropriate adjustment (as determined in good faith by a resolution of the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including the specified adjustments) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

             (c) In case the Corporation shall issue rights or warrants to the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase shares of Common Stock at a price per share less than 95% of the "current market price" per share of Common Stock (as defined in Section 5.9) on the date at which a record is taken of the holders of such issuance, the number of shares of Common Stock into which each share of Series A Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of Series A Preferred Stock was immediately theretofore convertible by a fraction, of which the numerator shall be the sum of the number of shares of Common Stock outstanding at the time of the taking of such record plus the number of additional shares of Common Stock so offered for subscription or purchase, and of which the denominator shall be the sum of the number of shares of Common Stock outstanding at the time of the taking of such record plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such current market price per share for such date.

             (d) No adjustment in the number of shares of Common Stock into which any share of Series A Preferred Stock is convertible shall be required unless such adjustment would require an increase or decrease of at least 5% in the number of shares of Common Stock into which a share of Series A Preferred Stock is then convertible; provided, however, that any adjustment which by reason of this subdivision (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5.5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

    Whenever such an adjustment is to be made, the Corporation shall forthwith file with the transfer agent for the Series A Preferred Stock and the Common Stock, a statement signed by the President or one of the Vice Presidents of the Corporation and by its Treasurer or an Assistant Treasurer, stating the adjustment to be made. Such statement shall show in detail the facts requiring such adjustment. Whenever such an adjustment is to be made, the Corporation will forthwith cause a notice stating the adjustment to be mailed to the respective holders of record of Series A Preferred Stock. Where appropriate, such notice may be given in advance and included as a part of a notice required to be mailed under the provisions of the following paragraph of this Section 5.5

In case at any time:

                  (i) the Corporation shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock; or

                  (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights; or

                  (iii) the consolidation or merger of the Corporation with or into another corporation or the sale or conveyance of all or substantially all the assets of the Corporation shall be proposed by the Corporation;

then in any one or more of those cases, the Corporation shall cause at least fifteen days' prior notice to be mailed to the transfer agent for the Series A Preferred Stock and the Common Stock and to the holders of record of the outstanding Series A Preferred Stock of the date on which (x) the books of the Corporation shall close, or a record be taken for such stock dividend, distribution or subscription rights, or (y) such consolidation or merger or conveyance shall take place, as the case may be. Such notice shall also specify the date as of which holders of Common Stock of record shall participate in the dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such consolidation, merger, sale or conveyance, as the case may be, and shall specify the proposed transactions in reasonable detail.

         5.6 Shares of Series A Preferred Stock converted into Common Stock shall have the status of authorized and unissued shares of Preferred Stock, and the number of shares of Preferred Stock which the Corporation shall have authority to issue shall not be decreased by the conversion of shares of Series A Preferred Stock.

         5.7 The Corporation shall at all times reserve and keep available, out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares as shall from time to time be sufficient to effect the conversion of all shares of Series A Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of Indiana increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all the then outstanding Series A Preferred Stock.

         5.8 No fractions of shares of Common Stock will be issued upon conversion. In the event that because of any adjustments required to be made by
Section 5.5 fractions of shares of Common Stock would be required to be issued upon conversion, the Corporation will, in lieu of issuing such fractions of shares, pay to the person otherwise entitled to such fractions the cash value of such fractions based upon the current market price (as defined in Section 5.9) per share of Common Stock on the day prior to that on which shares of Series A Preferred Stock are surrendered by such person for conversion.

         5.9 The "current market price" per share of Common Stock as to any specified day shall be deemed to be the last reported sale price of the Common Stock for such day (or, if there is no sale on such day, the last bid quotation for the Common Stock) on the New York Stock Exchange (or, if the Common Stock is not listed on the New York Stock Exchange, on a national securities exchange designated by the Corporation) or, if the Common Stock is not listed upon any national securities exchange, the average of the closing bid and asked quotations for the Common Stock for such day as furnished by the trading department of any New York Stock Exchange member firm selected from time to time by the Corporation for the purpose and deemed by it to be reliable. If an exchange was not open, or if the Common Stock was not traded on an exchange or elsewhere, on a day as of which the current market price is to be determined, the determination of price or quotation shall be made as of the last business day before such day.

         5.10 The Corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the Series A Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

         5.11 The Corporation covenants that if any shares of Common Stock, required to be reserved for purposes of conversion of the Series A Preferred Stock hereunder, require registration with, or approval of, any governmental authority under any federal or state law or listing on any national securities exchange, before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible take such action as may be necessary to secure such registration or approval or listing on the relevant national securities exchange, as the case may be.

Section 6.  Consideration for Issue of Series A Preferred Stock.

         6.1 Shares of Series A Preferred Stock shall be issued in exchange for shares of common stock of Chicago Title and Trust Company pursuant to the terms of the Memorandum of Understanding between this Corporation and Chicago Title and Trust Company, which memorandum was approved by the Board of Directors of the Corporation at its special meeting of April 28, 1969. Pursuant to Section 4 of Article V of the Articles of Incorporation, the Board of Directors hereby fixes as the amount of consideration to be received by the Corporation for the issue of each share of Series A Preferred Stock, one share of common stock of Chicago Title and Trust Company.

                              ARTICLES OF AMENDMENT

                                     OF THE

                            ARTICLES OF INCORPORATION

                          LINCOLN NATIONAL CORPORATION

                  (Filed and Approved in Indiana July 3, 1990)

The undersigned officer of LINCOLN NATIONAL CORPORATION (hereinafter referred to as "Corporation") existing pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of its Articles of Incorporation, certifies to the following facts:


                                    ARTICLE I
                                    AMENDMENT

         SECTION 1. The date of incorporation of the Corporation is January 5, 1968.

         SECTION 2. The name of the Corporation is LINCOLN NATIONAL CORPORATION.

         SECTION 3. The text of the amendment, which determines and sets forth the designation and the relative rights, preferences, qualifications, limitations and restrictions (other than voting rights) of the shares of a series of Preferred Stock, is as follows:

Section 1. Designation.

         1.1 The designation of the series of Preferred Stock, without par value, of the Corporation created by this amendment is the "5 1/2% Cumulative Convertible Exchangeable Preferred Stock, Series E", without par value (the "Series E Preferred Stock").

Section 2. Authorized Number of Shares

         2.1 The number of authorized shares constituting the Series E Preferred Stock is 2,201,443 shares.

Section 3. Dividends.

         3.1 The holders of shares of Series E Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the "Board") out of assets of the Corporation legally available therefor, cumulative cash dividends at the annual rate of 5 1/2% of the Liquidation Preference (specified in section 5.1 hereof) per share, and no more, payable quarterly on the 5th day of March, June, September and December in each year beginning on the first quarterly dividend payment date following the first date on which the Corporation shall issue any shares of the Series E Preferred Stock. Dividends on the Series E Preferred Stock shall be cumulative from the first date on which the Corporation shall issue any shares of the Series E Preferred Stock. Dividends on the Series E Preferred Stock shall be payable to holders of record as they appear on the stock record books of the Corporation on the dividend payment dates, provided that the Board or any duly authorized committee may in any case fix a record date, not more than 60 days nor less than 15 days before the dividend payment date, in which event the dividend shall be payable to the holders of record on such record date (whether or not such holders shall have exercised their rights of conversion after such record date). Dividends on the Series E Preferred Stock will be calculated on the basis of a 360-day year of twelve 30-day months.

         Holders of the Series E Preferred Stock shall not be entitled to any interest, or sum of money in lieu of interest, in respect of any dividend payment or payments on shares of Series E Preferred Stock which may be in arrears.

         3.2 No dividend shall be declared or paid or set apart for payment on shares of any series of the Preferred Stock of the Corporation for any period unless full cumulative dividends on all outstanding shares of Series E Preferred Stock shall have been or shall contemporaneously be declared and paid or declared and a sum sufficient for payment thereof set apart for such payment for the current and all past dividend periods; provided, however, that there may be declared and paid or declared and a sum sufficient for payment thereof set apart for such payment full dividends on all outstanding shares of Series A Preferred Stock created by resolutions of the Board adopted on May 28, 1969 outstanding on the first date the Corporation issues any shares of Series E Preferred Stock and dividends pro rata, as provided in the next proviso, on all outstanding shares of Series E Preferred Stock and of all series of Preferred Stock ranking on a parity with the Series E Preferred Stock with respect to dividends; and provided further that dividends may be declared and paid or declared and a sum sufficient for payment thereof set apart for such payment pro rata on all outstanding shares of Series E Preferred Stock and all series of Preferred Stock of the Corporation ranking on a parity with the Series E Preferred Stock with respect to dividends so that the amounts of the dividends per share declared on the respective outstanding series of such Preferred Stock shall bear to each other the same ratios that the amounts of accumulated and unpaid dividends on such respective series shall bear to each other.

         3.3 No dividend (other than a dividend payable in Common Stock of the Corporation or in any other shares of the Corporation ranking junior to the shares of Series E Preferred Stock as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set apart for payment, and no other distribution shall be declared or made, on shares of Common Stock of the Corporation or any other shares of the Corporation ranking junior to the Series E Preferred Stock as to dividends or upon liquidation, dissolution or winding up, and no shares of Common Stock or Preferred Stock, other than the Series E Preferred Stock, of the Corporation and no other shares of the Corporation ranking junior to or on a parity with the Series E Preferred Stock as to dividends or upon liquidation, dissolution or winding up (except Series F Preferred Stock contemplated in resolutions adopted by the Board on June 25,
1990) shall be redeemed, purchased or otherwise acquired for any consideration (and no moneys shall be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for shares of Common Stock or other shares of the Corporation ranking junior to the Series E Preferred Stock as to dividends and upon liquidation, dissolution or winding up), unless, in each such case, full cumulative cash dividends on all outstanding shares of Series E Preferred Stock shall have been or shall contemporaneously be declared and paid or declared and a sum sufficient for payment thereof set apart for such payment for the current and all past dividend periods and unless, in the case of any such action after the twelfth anniversary of the first date on which shares of Series E Preferred Stock are issued, no shares of Series E Preferred Stock shall be outstanding.

Section 4. Voting.

         The holders of the Series E Preferred Stock shall have the voting rights provided in Section 5 Article V of the Articles of Incorporation of the Corporation.

Section 5. Liquidation Rights.

         5.1 In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series E Preferred Stock then outstanding shall be entitled to receive, after payment or provision for payment of all creditors of the Corporation, but before any distribution or payment shall be made in respect of the Common Stock or any other shares of the Corporation ranking junior to the Series E Preferred Stock upon liquidation, dissolution or winding up, an amount equal to $68.85 per share (the "Liquidation Preference"), plus an amount equal to all accumulated and unpaid dividends thereon (whether or not earned or declared) to the distribution or payment date, but such holders shall not be entitled to any further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of Series E Preferred Stock and any other series of Preferred Stock and of any other shares of the Corporation ranking on a parity with the Series E Preferred Stock upon liquidation, dissolution, or winding up shall be insufficient to permit the payment in full to all such holders of the preferential amounts to which they are entitled, then, the net assets so distributable shall be distributed among such holders ratably in proportion to the full amounts to which they would otherwise be entitled.

         5.2 Neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 5.

Section 6. Redemption.

         6.1 The Corporation may at its option at any time or from time to time redeem, in whole or in part, any share of Series E Preferred Stock that, at the time the notice of redemption thereof is given as provided in Section 6.3 hereof, is not beneficially owned by the Dai-ichi Mutual Life Insurance Company ("Dai-ichi") or any direct or indirect successor to all or substantially all of Dai-ichi's business or by any corporation at least 99% of whose outstanding voting securities is at the time owned directly or indirectly by such Company or any such successor and which agrees to be bound to the same obligations as to which Dai-ichi is bound under that certain Investment Agreement, dated as of June 25, 1990, at a redemption price per share, in cash, equal to the Liquidation Preference plus an amount equal to all accumulated and unpaid dividends thereon (whether or not earned or declared) to the redemption date.

         If fewer than all of the outstanding shares of Series E Preferred Stock that are subject to redemption pursuant to the provisions of this Section 6.1 are to be redeemed, the Board shall have complete discretion as to which of such shares subject to redemption are to be redeemed.

         6.2 On the twelfth anniversary of the first date on which shares of Series E Preferred Stock are issued, the Corporation shall redeem (but only out of assets of the Corporation legally available therefor and subject to any applicable redemption or dividend limitations set forth in Section 2.3 of the terms of the Series A Preferred Stock and Section 3(d) of the terms of the Series B, C and D Preferred Stocks, as such terms are in effect at the date of this amendment to the Articles of Incorporation, Section 9.3 of the Purchase Agreement, dated as of July 13, 1979, for the purchase of the Company's 9-3/4% Subordinated Notes due 1994, Section 8.6 of the $300,000,000 Revolving Credit Agreement, dated as of July 14, 1987, among the Company, Swiss Bank Corporation International Limited, Swiss Bank Corporation, New York Branch, and several financial institutions and Section 5.06 of the $200,000,000 Revolving Credit Agreement, dated as of July 28, 1987, among the Company, certain financial institutions and Morgan Guaranty Trust Company of New York) all shares of Series E Preferred Stock then outstanding, at a redemption price per share, in cash, equal to the Liquidation Preference per share plus an amount equal to all accumulated and unpaid dividends thereon (whether or not earned or declared) to the redemption date, provided, however, that this Section 6.2 shall not apply to any shares in exchange for which the Corporation shall on such date issue other securities pursuant to and in accordance with the provisions of Section 7 hereof. In the event that on such twelfth anniversary date the Corporation shall be unable, by reason of an insufficiency of assets legally available therefor or by reason of the redemption and dividend limitations referred to above, to redeem all of the outstanding shares of Series E Preferred Stock, the Corporation shall redeem on such twelfth anniversary date under this Section 6.2 such number of shares as it shall be able to redeem, pro rata as nearly as practicable (without redemption of fractions of shares) in proportion to the respective numbers of shares held by each holder, and thereafter, if and to the extent assets shall at any time or from time to time become legally available therefore and such redemption and dividend limitations shall permit, the Corporation shall as promptly as practicable redeem shares of Series E Preferred Stock, pro rata as provided above, at such redemption price, plus an amount equal to accumulated and unpaid dividends thereon (whether or not earned or declared) to the redemption date.

         6.3 In the event the Corporation shall elect or be obligated to redeem shares of Series E Preferred Stock, notice of such redemption shall be given by airmail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same shall appear on the stock record books of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Series E Preferred Stock to be redeemed and, if fewer than all the shares held by the holder are to be redeemed, the number of such holder's shares to be redeemed; (3) the redemption price; (4) the place or places in the States of Indiana or New York where certificates for such shares are to be surrendered for payment of the redemption price; (5) that dividends on the shares to be redeemed will cease to accumulate on the redemption date specified in the notice; (6) the provision of this amendment to the Articles of Incorporation authorizing or requiring such redemptions; and (7) the then effective Conversion Price (as defined in Section 8.1 hereof), that until the close of business on the redemption date the holders may exercise their right to convert shares of Series E Preferred Stock being redeemed and that such right will terminate at the close of business on the redemption date.

         6.4 From and after the redemption date specified in any such notice of redemption, unless default shall be made by the Corporation in providing monies at the time and place specified for payment of the redemption price pursuant to such notice, all dividends on the shares of Series E Preferred Stock thereby called for redemption shall cease to accumulate and all rights of the holders thereof as such holders, except the right to receive the redemption price upon surrender, shall cease and terminate.

         6.5 The Corporation may, however, at any time prior to the redemption date specified in a duly given notice of redemption but after such notice of redemption shall have been mailed as aforesaid, deposit in trust for the benefit of the holders of the Series E Preferred Stock to be redeemed, with a bank or trust company in good standing organized under the laws of the United States of America or of the State of New York, or of the State of Indiana, doing business in the Borough of Manhattan, City of New York, or in the State of Indiana, having capital, surplus and undivided profits aggregating at least $50,000,000, designated in such notice of redemption, an amount in cash equal to the redemption price of all such shares so called for redemption under arrangements providing irrevocably for payment to such holders, and thereupon, whether or not certificates for the shares so called for redemption shall have been surrendered for cancellation (if such notice shall state that holders of the shares so called for redemption may receive their redemption price at any time after such deposit), all shares with respect to which such deposit shall have been made shall be deemed to be no longer outstanding, dividends thereon for any period after the date so fixed for redemption shall cease to accumulate and all rights with respect to such shares shall forthwith upon such deposit in trust cease and terminate except only (a) the rights of the holders thereof to receive from such bank or trust company, at any time after the time of such deposit, the redemption price of such shares to be redeemed, or (b) the right to exercise, on or before the close of business on the date fixed for redemption, the privileges of conversion. Any moneys so deposited by the Corporation which shall not be required for such redemption because of the exercise of any such right of conversion, shall be repaid to the Corporation forthwith. Any moneys so deposited by the Corporation and unclaimed at the end of six years from the date fixed for such redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for the payment thereof.

         6.6 Nothing in this Section 6 shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of the Series E Preferred Stock at not exceeding the price at which the same may be redeemed at the option of the Corporation.

Section 7. Exchange.

         7.1 On the twelfth anniversary of the first date on which shares of Series E Preferred Stock are issued, the Corporation may, at its option, with respect to any shares of Series E Preferred Stock then outstanding, other than any for which notice of redemption shall have previously been given, issue in exchange therefor either:

         (1) a whole number of shares of a series of nonconvertible Preferred Stock of the Corporation, or

         (2) a whole number of shares of Common Stock of the Corporation,

or any combination of shares described in the foregoing clauses (1) and (2) (and cash in lieu of fractional interests, if any), provided that the shares so issued shall (a) have on the date of issue an aggregate fair market value, as determined by an Independent Financial Firm (as defined hereinafter in this section 7.1) selected by the Board, equal to the aggregate Liquidation Preference of the shares of Series E Preferred Stock for which such shares are to be issued in exchange, plus an amount equal to accumulated and unpaid dividends on such shares of Series E Preferred Stock (whether or not earned or declared) to the exchange date; (b) be free of any transfer restriction and, if and to the extent necessary for public offering and resale, registered or qualified under the Federal Securities Act of 1933, as amended, or any successor statute, and under such State securities laws as any holder may reasonably request (provided, that in connection with qualification under State securities laws the Corporation shall not be obligated to qualify to do business in any jurisdiction when it is not so qualified or to take any action that would subject it to taxation or general service of process in any State where it is not otherwise subject to taxation or general service of process); and (c) in the case of Common Stock, listed on each securities exchange, if any, upon which outstanding Common Stock is listed at the time of the exchange. The term "Independent Financial Firm," as of any time, shall mean an internationally recognized investment banking or investment advisory firm which does not at such time have a direct or indirect material interest in, or other direct or indirect material relationship with, the Corporation or any of its subsidiaries or affiliates.

         7.2 In the event the Corporation shall elect to issue shares in exchange pursuant to Section 7.1 hereof, notice of such exchange shall be given by airmail, postage prepaid, mailed not less that 30 nor more than 60 days prior to the exchange date, to each holder of record of the shares of Series E Preferred Stock to be exchanged, at such holder's address as the same shall appear on the stock record books of the Corporation. Each such notice shall state: (1) the exchange date; (2) the number and terms of the shares to be issued in exchange for shares held by such holder; (3) the identity of the Independent Financial Firm selected by the Board to determine fair market value as provided in Section 7.1 hereof; (4) the place or places in the State of Indiana or New York where certificates for the shares of Series E Preferred Stock to be exchanged are to be surrendered for the shares to be issued in exchange therefor; (5) that dividends on the shares of Series E Preferred Stock to be exchanged will cease to accumulate on the exchange date; and (6) the then effective Conversion Price (as defined in Section 8.1 hereof), that until the close of business on the exchange date the holders may exercise the right to convert shares of Series E Preferred Stock being exchanged and that such right shall terminate at the close of business on the exchange date.

         7.3 From and after the exchange date specified on any such notice of exchange, unless default shall be made by the Corporation in issuing the shares to be issued in the exchange, all dividends on the shares of Series E Preferred Stock to be exchanged as specified in the notice shall cease to accumulate and all rights of the holders thereof as such holders, except the right to receive the shares to be issued in the exchange, shall cease and terminate and the person or persons entitled to the shares to be issued in the exchange shall be treated for all purposes as the registered holder of the shares to be issued.

Section 8. Conversion.

         8.1 Subject to and upon compliance with the provisions of this Section 8, the holder of each share of Series E Preferred Stock shall have the right, at the holder's option, at any time (except that, if such share is called for redemption or exchange, not after the close of business on the date fixed for such redemption or exchange, unless default shall be made in the payment of the redemption price or the issuance of shares in the exchange) to convert such share into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/1,000th of a share) obtained by dividing the Liquidation Preference of such share being converted by the Conversion Price (as defined below) and by surrender of such share so to be converted, such surrender to be made in the manner provided in Section 8.2.

         For the purposes of this Section 8, the term "Common Stock" shall include any stock of any class of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation. However, shares issuable on conversion of shares of Series E Preferred Stock shall include only shares of the class designated as Common Stock of the Corporation as of the date of this amendment to the Articles of Incorporation creating the Series E Preferred Stock, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable upon conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         The term "Conversion Price" shall mean the Initial Conversion Price, as adjusted in accordance with the provisions of this Section 8. The term "Initial Conversion Price" shall mean an amount equal to the Liquidation Preference. On the fifth anniversary of the first date on which shares of Series E Preferred Stock are issued, the Conversion Price then in effect shall be increased by 4-1/6% and on the eighth anniversary of such first date, the Conversion Price then in effect shall be increased by 4%.

         8.2 In order to exercise the conversion privilege, the holder of each share of Series E Preferred Stock to be converted shall surrender the certificate representing such share at the office of the conversion agent for the Series E Preferred Stock in the Borough of Manhattan, City of New York, appointed for such purpose by the Corporation or, if no conversion agent has been appointed, to the Corporation at its offices at 1300 South Clinton, Fort Wayne, Indiana 46801 Attention: Treasurer (such conversion agent or Corporation, as the case may be, referred to herein as the "conversion agent"), with the Notice of Election to Convert on the back of said certificate completed and signed. Such notice shall be substantially in the following form:


                         "NOTICE OF ELECTION TO CONVERT

         The undersigned, being a holder of the 5-1/2% Cumulative Convertible Exchangeable Preferred Stock, Series E (the "Series E Preferred Stock") of Lincoln National Corporation, irrevocably exercises the right to convert ____________ outstanding shares of Series E Preferred stock on
____________________, into shares of Common Stock of Lincoln National Corporation in accordance with the terms of the Series E Preferred Stock, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares, be issued and delivered in the denominations indicated below to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

         Dated:

Fill in for registration of shares of Common Stock if to be issued otherwise than to registered holder:




_____________________________________           If fractional interests:
Name
                                                TAX ID #______________________

-------------------------------------
Address

-------------------------------------           -------------------------------
(Please print name and address, including       (Signature)
postal code number)

Denominations:________________________"

Unless the shares issuable in conversion are to be issued in the same as the name in which such share of Series E Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney and an amount sufficient to pay any transfer or similar tax. A payment shall be made on conversion for dividends accumulated on the Series E Preferred Stock surrendered for conversion but not for dividends on Common Stock delivered on such conversion. As promptly as practicable after the surrender of the certificates for shares of Series E Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion if such shares in accordance with provision of this Section 8, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in
Section 8.3 hereof.

         Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series E Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date. All shares of

Common Stock delivered upon conversions of the Series E Preferred Stock shall upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

         8.3 No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of shares of Series E Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series E Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest one cent) equal to the Average Market Price of the Common Stock at the close of business on the business day next preceding the day of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Conversion Price of the shares of Series E Preferred Stock so surrendered.

         The term "Average Market Price" of any security on any date means the average of the daily closing prices of such security for a period of five consecutive trading days within the 10 days immediately preceding the day in question, which five consecutive trading days are selected by the Corporation provided, however, that if the "ex" date for any event (other than the event requiring such computation) that requires an adjustment pursuant to Section 8.4 occurs during the 10-trading day period in question and prior to the "ex" date for the event requiring computation, the closing price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is required to be adjusted pursuant to Section 8.4 as a result of such other event (and in the case of Section 8.4(a) the fraction that would result in the adjustment provided for therein). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such security is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which such security is listed or admitted to trading on such Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if such security is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the issuer of such security for that purpose. For the purposes of this definition, the term "trading day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which such security is not traded on such exchange or in such market. For the purposes of this definition, the term "`ex' date", (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution and (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular was on such exchange or in such market after the time at which such subdivision or combination becomes effective.

         8.4 In addition to the increases in the Conversion Price set forth in the Section 8.1 hereof, the Conversion Price shall be adjusted from time to time as follows:

            (a) In case the Corporation shall hereafter (i) pay a dividend or make a distribution on the Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any share of Series E Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have been entitled to receive immediately following such action had such share been converted immediately prior thereto. An adjustment made pursuant to this Section 8.4(a) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision or combination.

         (b) In case the Corporation shall hereafter pay or make a dividend or other distribution in shares of Common Stock on any class of capital stock of the Corporation other than the Common Stock, the Conversion Price in effect immediately after the record date mentioned in the next sentence shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date mentioned in the next sentence by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date mentioned in the next sentence and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution. Such reduction shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or other distribution. For the purposes of this Section 8.4(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

         (c) In case the Corporation shall hereafter issue rights or warrants to holders of its outstanding shares of Common Stock generally entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Average Market Price of the Common Stock (as defined in Section 8.3 hereof) on the record date mentioned in the next sentence (other than pursuant to an automatic dividend reinvestment plan of the Corporation or any substantially similar plan) the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date mentioned in the next sentence by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date mentioned in the next sentence plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Average Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the record date mentioned in the next sentence plus the number of shares of Common Stock so offered for subscription of purchase. Such reduction shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants. For the purposes of this Section 8.4(c), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. Rights or warrants issued or distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock, which rights or warrants (x) are deemed to be transferred with such shares of Common Stock, (y) are not exercisable and (z) are issued also in respect of future issuances of Common Stock, in each case in clauses (x) through
(z) until the occurrence of a specified event or events ("Trigger Event"), shall for purposes of this Section 8.4 not be deemed issued or distributed until the occurrence of the earliest Trigger Event. Such rights or warrants are referred to herein as "Rights".

         (d) In case the Corporation shall, by dividend or otherwise, hereafter distribute to holders of its outstanding shares of Common Stock generally evidences of its indebtedness, any securities of the Corporation, any rights or warrants to subscribe to securities of the Corporation, cash or assets (excluding (i) any cash dividend paid from retained earnings of the Corporation to the extent such dividends in any calendar year do not in the aggregate exceed 150% of the aggregate regular periodic cash dividends actually paid in the prior calendar year, (ii) dividends or distributions payable in stock for which adjustment is made pursuant to Section 8.4(a) or 8.4(b) hereof, (iii) rights or warrants to subscribe to Common Stock for which adjustment is made pursuant to
Section 8.4(c) hereof, and (iv) pursuant to a consolidation, merger, statutory exchange, sale or conveyance for which adjustment is made pursuant to Section
8.11 hereof), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date mentioned in the next sentence by a fraction (not equal or less than zero) of which the numerator shall be the Average Market Price of the Common Stock (as defined in Section 8.3 hereof) on the record date mentioned in the next sentence less the fair market value (as determined by the Board and Dai-ichi (or any direct or indirect successor to all or substantially all of such Company's business) jointly (if such Company or successor or any corporation at least 99% of whose outstanding voting securities at the time outstanding is owned by such Company or successor shall be a holder of any of the Series E Preferred Stock) or an internationally recognized investment banking firm selected by them if they are unable to reach agreement, or the Board in its reasonable discretion whose determination will be conclusive and evidenced by a board resolution filed with the conversion agent (if none of the foregoing shall be a holder of Series E Preferred Stock) of the portion of the evidences of indebtedness, securities, right or warrants, cash or assets so distributed to the holder of one share of Common Stock, and of which the denominator shall be such Average Market Price of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. Such determination of fair market value shall be set forth in a statement filed with the conversion agent by the Corporation as soon as practicable.

         (e) The reclassification (including any reclassification upon a merger in which the Corporation is the continuing corporation but excluding a reclassification upon a consolidation, merger, statutory exchange, sale or conveyance as to which Section 8.11 applies) of Common Stock into securities including other than Common Stock shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock and the effective date of such reclassification shall be deemed to be "the record date for the determination of shareholders entitled to receive such distribution" within the meaning of Section 8.4(d) hereof, and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be.

         (f) In any case in which this Section 8 shall require that an adjustment be made immediately following a record date or an effective date, the Corporation may elect to defer (but only until five business days following the prompt filing by the Corporation with the conversion agent of the certificate of independent accountants required by Section 8.4(h) hereof) issuing to the holder of any share of Series E Preferred Stock converted after such record date or effective date the additional shares of Common Stock or other capital stock issuable upon such conversion over and above the shares of Common Stock or other capital stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share.

         (g) All calculations under this Section 8 shall be made to the nearest one cent or to the nearest 1/1,000th of a share, as the case may be. Anything in this Section 8 to the contrary notwithstanding, the Corporation shall be entitled to make such reduction in the Conversion Price, in addition to those required by this Section 8, as it considers to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its shareholders shall not be taxable to the recipients.

         (h) Whenever the Conversion Price is adjusted as herein provided, (A) the Corporation shall promptly obtain and file with the conversion agent a certificate of a firm of independent public accountants (who may be the regular accountants employed by the Corporation) setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same, and (B) a notice stating that the Conversion Price has been adjusted and setting forth that the adjusted Conversion Price shall forthwith be airmailed by the Corporation to the holders of the Series E Preferred Stock at their addresses as shown on the stock record books of the Corporation.

         (i) In the event that at any time as a result of an adjustment made pursuant to this Section 8, the holder of any share of Series E Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section 8.

         (j) Anything herein to the contrary notwithstanding, in the event the Corporation shall declare any dividend or distribution requiring an adjustment in the Conversion Price hereunder and shall, thereafter and before the payment of such dividend or distribution to shareholders, legally abandon its plan to pay such dividend or distribution, the Conversion Price then in effect hereunder, if changed to reflect such dividend or distribution, shall be changed to the Conversion Price which would have been in effect immediately after the date of such abandonment had such dividend or distribution never been declared. Such change shall become effective immediately after the date of such abandonment.

         (k) No adjustment (except pursuant to Section 8.4(a)) in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 2% in the Conversion Price provided, however, that any adjustments which by reason of this subsection (k) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, and provided further, that adjustment shall be required and made in accordance with the provisions hereof not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Series E Preferred Stock.

         8.5     In case:

         (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock other than a cash dividend payable in cash out of its retained earnings for which adjustment under Section 8.4(d) is not required; or

         (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights; or

         (iii) there shall be any capital stock reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any consolidation or merger to which the Corporation is a party or any statutory exchange of securities with another corporation, or any sale or transfer of all or substantially all the assets of the Corporation, in each case which is to be effected in such a way that holders of the Common Stock will be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock; or

         (iv) there shall be a voluntary dissolution, liquidation or winding up of the Corporation;
then the Corporation shall cause to be filed with the conversion agent, and shall cause to be airmailed to the holders of shares of the Series E Preferred Stock at their addresses as shown on the stock record books of the Corporation, at least 15 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record or effective date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, is a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up.

         8.6 The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of the Series E Preferred Stock, the full number of shares of Common Stock, deliverable upon the conversion of all outstanding shares of Series E Preferred Stock not theretofore converted. For purposes of this Section 8.6, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series E Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

         8.7 Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Series E Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock, at such adjusted Conversion Price.

         8.8 The Corporation shall use its best efforts to list the shares of Common Stock required to be delivered upon conversion of the Series E Preferred Stock prior to such delivery upon each securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

         8.9 Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series E Preferred Stock, the Corporation shall use its best efforts to comply with all Federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

         8.10 The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the Series E Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series E Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

         8.11 In case of any consolidation or merger in which the Corporation is a party (other than a merger in which the Corporation is the continuing corporation), or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirely, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), in each case effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, the holder of each share of Series E Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of stock, securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance by a holder of the number of shares of Common Stock into which such share of Series E Preferred Stock might have been converted immediately prior to such consolidation, merger, statutory exchange, sale or conveyance, assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale, or conveyance (provided, that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 8.11 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Thereafter, the holders of the Series E Preferred Stock shall be entitled to appropriate adjustments with respect to their conversion rights to the end that the provisions set forth in this Section 8.11 shall correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Series E Preferred Stock. Any such adjustment shall be approved by a firm of independent public accountants (who may be the regular accountants employed by the Corporation), evidenced by a certificate to that effect delivered to the conversion agent. The foregoing provisions of this Section 8.11 shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

         8.12 Notwithstanding Section 8.4(c) and (d) hereof, no adjustments to the Conversion Price by reason of any issuance or distribution or any Rights shall be made if either (i) the Corporation had made proper provision so that each holder of shares of Series E Preferred Stock who converts such shares into shares of Common Stock after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, a number of Rights to be determined as follows: (A) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights ("Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon such conversion is entitled at the time of such conversion in accordance with the terms and provisions of the applicable Rights; and (B) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the same number of shares of Common Stock into which the shares of Series E Preferred Stock so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights or (ii) each holder of shares of Series E Preferred Stock shall have received rights at all times substantially equivalent to the Rights, if any, held from time to time by a holder of the number of shares of Common Stock issuable upon conversion of the shares of Series E Preferred Stock held by such Series E Preferred Stock holder.

Section 9. Status Upon Conversion, Redemption or Exchange.

         Upon any conversion, redemption or exchange of shares of Series E Preferred Stock, the shares of Series E Preferred Stock so converted, redeemed or exchanged shall have the status of authorized and unissued shares of Preferred Stock undesignated as to series.

Section 10.  General.

         10.1 Certificates representing shares of the Series E Preferred Stock shall be exchangeable, at the option of the holder, for a new certificate or certificates of the same or different denominations representing in the aggregate the same number of shares.

         10.2 The headings of the various subdivisions of this amendment to the Articles of Incorporation are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.


                                   ARTICLE II
                           MANNER OF ADOPTION AND VOTE


         SECTION 1. Action by Directors. The Board of Directors of the Corporation adopted the foregoing amendment to the Articles of Incorporation by resolution duly adopted at a meeting held on June 25, 1990, at which a quorum was present.

         SECTION 2. Action by Shareholders. The foregoing amendment to the Articles of Incorporation was duly adopted by the Board of Directors without shareholder action. Pursuant to Sections 23-1-25-2(d) and 23-1-38-2(7) of the Act, no shareholder action is required in connection with such amendment to the Articles of Incorporation.

         SECTION 3. Compliance with Legal Requirements. The manner of adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act and the Articles of Incorporation and the Bylaws of the Corporation.

         I hereby state subject to the penalties of perjury, that the statements contained herein are true this 3rd day of July, 1990.



                                John L. Steinkamp
                                 Vice President

                              ARTICLES OF AMENDMENT

                                     OF THE

                            ARTICLES OF INCORPORATION

                          LINCOLN NATIONAL CORPORATION

                  (Filed and Approved in Indiana May 24, 1991)


The undersigned officer of LINCOLN NATIONAL CORPORATION (the "Corporation") existing pursuant to the provisions of the Indiana Business Corporation Law, as amended (the "Act"), desiring to give notice of corporate action effectuating amendment of its Articles of Incorporation, certifies to the following facts:

                                    ARTICLE I
                                    AMENDMENT

         SECTION 1. The date of Incorporation of the Corporation is January 5, 1968.

         SECTION 2. The name of the Corporation is LINCOLN NATIONAL CORPORATION.

         SECTION 3. The text of the amendment, which determines and sets forth the designation and the relative rights, preferences, qualifications, limitations and restrictions (other than voting rights) of the shares of a series of Preferred Stock, is as follows:

Section 1.  Designation.

         1.1 The designation of the series of Preferred Stock, without par value, of the Corporation created by this amendment is the "5 1/2% Cumulative Convertible Exchangeable Preferred Stock, Series F", without par value (the "Series F Preferred Stock").

Section 2.  Authorized Number of Shares.

         2.1 The number of authorized shares constituting the Series F Preferred Stock is 2,216,454 shares.

Section 3.  Dividends.

         3.1 The holders of shares of Series F Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the "Board") out of assets of the Corporation legally available therefor, cumulative cash dividends at the annual rate of 5 1/2% of the Liquidation Preference (specified in Section 5.1 hereof) per share, and no more, payable quarterly on the 5th day of March, June, September and December in each year beginning on the first quarterly dividend payment date following the first date on which the Corporation shall issue any shares of the Series F Preferred Stock. Dividends on the Series F Preferred Stock shall be cumulative from the first date on which the Corporation shall issue any shares of the Series F Preferred Stock. Dividends on the Series F Preferred Stock shall be payable to holders of record as they appear on the stock record books of the Corporation on the dividend payment dates, provided that the Board or any duly authorized committee may in any case fix a record date, not more than 60 days nor less than 15 days before the dividend payment date, in which event the dividend shall be payable to the holders of record on such record date (whether or not such holders shall have exercised their rights of conversation after such record date). Dividends on the Series F Preferred Stock will be calculated on the basis of a 360-day year of twelve 30-day months.

         Holders of the Series F Preferred Stock shall not be entitled to any interest, or sum of money in lieu of interest, in respect of any dividend payment or payments on shares of Series F Preferred Stock which may be in arrears.

         3.2 No dividend shall be declared or paid or set apart for payment on shares of any series of the Preferred Stock of the Corporation for any period unless full cumulative dividends on all outstanding shares of Series F Preferred Stock shall have been or shall contemporaneously be declared and paid or declared and a sum sufficient for payment thereof set apart for such payment for the current and all past dividend periods; provided, however, that there may be declared and paid or declared and a sum sufficient for payment thereof set apart for such payment full dividends on all outstanding shares of $3.00 Cumulative
Convertible Preferred Stock, Series A, without par value (the "Series A Preferred Stock"), created by resolutions of the Board adopted on May 28, 1969, which were outstanding on July 6, 1990, the first date the Corporation issued any shares of its 5 1/2% Cumulative Convertible Exchangeable Preferred Stock, Series E (the "Series E Preferred Stock") and dividends pro rata, as provided in the next proviso, on all outstanding shares of Series F Preferred Stock and of all series of Preferred Stock ranking on a parity with the Series F Preferred Stock with respect to dividends; and provided further that dividends may be decared and paid or declared and a sum sufficient for payment thereof set apart for such payment pro rata on all outstanding shares of Series F Preferred Stock and all series of Preferred Stock of the Corporation ranking on a parity with the Series F Preferred Stock with respect to dividends so that the amount of the dividends per share declared on the respective outstanding series of such Preferred Stock shall bear to each other the same ratios that the amounts of accumulated and unpaid dividends on such respective series shall bear to each other.

         3.3 No dividend (other than a dividend payable in Common Stock of the Corporation or in any other shares of the Corporation ranking junior to the shares of Series F Preferred Stock as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set apart for payment, and no other distribution shall be declared or made, on shares of Common Stock of the Corporation or any other shares of the Corporation ranking junior to the Series F Preferred Stock as to dividends or upon liquidation, dissolution or winding up, and no shares of Common Stock or Preferred Stock, other than the Series F Preferred Stock, of the Corporation and no other shares of the Corporation ranking junior to or on a parity with the Series F Preferred Stock as to dividends or upon liquidation, dissolution or winding up (except the Series E Preferred Stock) shall be redeemed, purchased or otherwise acquired for any consideration (and no moneys shall be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for shares of Common Stock or other shares of the Corporation ranking junior to the Series F Preferred Stock as to dividends and upon liquidation, dissolution or winding up), unless, in each such case, full cumulative cash dividends on all outstanding shares of Series F Preferred Stock shall have been or shall contemporaneously be declared and paid or declared and a sum sufficient for payment thereof set apart for such payment for the current and all past dividend periods and unless, in the case of any such action after July 6, 2002, the twelfth anniversary of the first date on which shares of Series E Preferred Stock were issued, no shares of Series F Preferred Stock shall be outstanding.

Section 4.  Voting.

         The holders of the Series F Preferred Stock shall have the voting rights provided in Section 5 Article V of the Articles of Incorporation of the Corporation.

Section 5.  Liquidation Rights.

         5.1 In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series F Preferred Stock then outstanding shall be entitled to receive, after payment or provision for payment of all creditors of the Corporation, but before any distribution or payment shall be made in respect of the Common Stock or any other shares of the Corporation ranking junior to the Series F Preferred Stock upon liquidation, dissolution or winding up, an amount equal to $71.604 per share (the "Liquidation Preference"), plus an amount equal to all accumulated and unpaid dividends thereon (whether or not earned or declared) to the distribution or payment date, but such holders shall not be entitled to any further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of Series F Preferred Stock and any other series of Preferred Stock and of any other shares of the Corporation ranking on a parity with the Series F Preferred Stock upon liquidation, dissolution, or winding up shall be insufficient to permit the payment in full to all such holders of the preferential amounts to which they are entitled, then, the net assets so distributable shall be distributed among such holders ratably in proportion to the full amounts to which they would otherwise be entitled.

         5.2 Neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 5.

Section 6.  Redemption

         6.1 The Corporation may at its option at any time or from time to time redeem, in whole or in part, any share of Series F Preferred Stock that, at the time the notice of redemption thereof is given as provided in Section 6.3 hereof, is not beneficially owned by The Dai-ichi Mutual Life Insurance Company ("Dai-ichi") or any direct or indirect successor to all or substantially all of Dai-ichi's business or by any corporation at least 99% of whose outstanding voting securities is at the time owned directly or indirectly by such Company or any such successor and which agrees to be bound to the same obligations as to which Dai-ichi is bound under that certain Investment Agreement, dated as of June 25, 1990, at a redemption price per share, in cash, equal to the Liquidation Preference plus an amount equal to all accumulated and unpaid dividends thereon (whether or not earned or declared) to the redemption date.

         If fewer than all of the outstanding shares of Series F Preferred Stock that are subject to redemption pursuant to the provisions of this Section 6.1 are to be redeemed, the Board shall have complete discretion as to which of such shares subject to redemption are to be redeemed.

         6.2 On July 6, 2002, the twelfth anniversary of the first date on which shares of Series E Preferred Stock were issued, the Corporation shall redeem (but only out of assets of the Corporation legally available therefor and subject to any applicable redemption or dividend limitations set forth in
Section 2.3 of the terms of the Series A Preferred Stock and Section 3(d) of the terms of the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock as such terms were in effect on July 3, 1990, the date the amendment to the Articles of Incorporation creating the Series E Preferred Stock was filed with the Indiana Secretary of State, Section 9.3 of the Purchase Agreement, dated as of July 13, 1979, for the purchase of the Company's 9-3/4% Subordinated Notes due 1994, Section 8.6 of the $300,000,000 Revolving Credit Agreement, dated as of July 14, 1987, among the Company, Swiss Bank Corporation International Limited, Swiss Bank Corporation, New York Branch, and several financial institutions and Section 5.06 of the $200,000,000 Revolving Credit Agreement, dated as of July 28, 1987, among the Company, certain financial institutions and Morgan Guaranty Trust Company of New York) all shares of Series F Preferred Stock then outstanding, at a redemption price per share, in cash, equal to the Liquidation Preference per share plus an amount equal to all accumulated and unpaid dividends thereon (whether or not earned or declared) to the redemption date, provided, however, that this Section 6.2 shall not apply to any shares in exchange for which the Corporation shall on such date issue other securities pursuant to and in accordance with the provisions of Section 7 hereof. In the event that on July 6, 2002 the Corporation shall be unable, by reason of an insufficiency of assets legally available therefor or by reason of the redemption and dividend limitations referred to above, to redeem all of the outstanding shares of Series F Preferred Stock, the Corporation shall redeem on July 6, 2002 under this Section 6.2 such number of shares as it shall be able to redeem, pro rata as nearly as practicable (without redemption of fractions of shares) in proportion to the respective numbers of shares held by each holder, and thereafter, if and to the extent assets shall at any time or from time to time become legally available therefor and such redemption and dividend limitations shall permit, the Corporation shall as promptly as practicable redeem shares of Series F Preferred Stock, pro rata as provided above, at such redemption price, plus an amount equal to accumulated and unpaid dividends thereon (whether or not earned or declared) to the redemption date.

         6.3 In the event the Corporation shall elect or be obligated to redeem shares of Series F Preferred Stock, notice of such redemption shall be given by airmail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same shall appear on the stock record books of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Series F Preferred Stock to be redeemed and, if fewer than all the shares held by the holder are to be redeemed, the number of such holder's shares to be redeemed; (3) the redemption price; (4) the place or places in the States of Indiana or New York where certificates for such shares are to be surrendered for payment of the redemption price; (5) that dividends on the shares to be redeemed will cease to accumulate on the redemption date specified in the notice; (6) the provision of this amendment to Articles of Incorporation authorizing or requiring such redemptions; and (7) the then effective Conversion Price (as defined in Section 8.1 hereof), that until the close of business on the redemption date the holders may exercise their right to convert shares of Series F Preferred Stock being redeemed and that such right will terminate at the close of business on the redemption date.

         6.4 From and after the redemption date specified in any such notice of redemption, unless default shall be made by the Corporation in providing monies at the time and place specified for payment of the redemption price pursuant to such notice, all dividends on the shares of Series F Preferred Stock thereby called for redemption shall cease to accumulate and all rights of the holders thereof as such holders, except the right to receive the redemption price upon surrender, shall cease and terminate.

         6.5 The Corporation may, however, at any time prior to the redemption date specified in a duly given notice of redemption but after such notice of redemption shall have been mailed as aforesaid, deposit in trust for the benefit of the holders of the Series F Preferred Stock to be redeemed, with a bank or trust company in good standing organized under the laws of the United States of America or of the State of New York, or of the State of Indiana, doing business in the Borough of Manhattan, City of New York, or in the State of Indiana, having capital, surplus and undivided profits aggregating at least $50,000,000 designated in such notice of redemption, an amount in cash equal to the redemption prices of all such shares so called for redemption under arrangements providing irrevocably for payment to such holders, and thereupon, whether or not certificates for the shares so called for redemption shall have been surrendered for cancellation (if such notice shall state that holders of the shares so called for redemption may receive their redemption price at any time after such deposit), all shares with respect to which such deposit shall have been made shall be deemed to be no longer outstanding, dividends thereon for any period after the date so fixed for redemption shall cease to accumulate and all rights with respect to such shares shall forthwith upon such deposit in trust cease and terminate except only (a) the rights of the holders thereof to receive from such bank or trust company, at any time after the time of such deposit, the redemption price of such shares to be redeemed, or (b) the right to exercise, on or before the close of business on the date fixed for redemption, the privileges of conversion. Any moneys so deposited by the Corporation which shall not be required for such redemption because of the exercise of any such right of conversion, shall be repaid to the Corporation forthwith. Any moneys so deposited by the Corporation and unclaimed at the end of six years from the date fixed for such redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for the payment thereof.

         6.6 Nothing in this Section 6 shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of the Series F Preferred Stock at not exceeding the price at which the same may be redeemed at the option of the Corporation.

Section 7.  Exchange.

         7.1 On July 6, 2002, the twelfth anniversary of the first date on which shares of Series E Preferred Stock were issued, the Corporation may, at its option, with respect to any shares of Series F Preferred Stock then outstanding, other than any for which notice of redemption shall have previously been given, issue in exchange therefore either:

         (1) a whole number of shares of a series of nonconvertible Preferred Stock of the Corporation, or

         (2) a whole number of shares of Common Stock of the Corporation, or any combination of shares described in the foregoing clauses (1) and (2) (and cash in lieu of fractional interests, if any), provided that the shares so issued shall (a) have on the date of issue an aggregate fair market value, as determined by an Independent Financial Firm (as defined hereinafter in this Section 7.1) selected by the Board, equal to the aggregate Liquidation Preference of the shares of Series F Preferred Stock for which such shares are to be issued in exchange, plus an amount equal to accumulated and unpaid dividends on such shares of Series F Preferred Stock (whether or not earned or declared) to the exchange date; (b) be free of any transfer restriction and, if and to the extent necessary for public offering and sale, registered or qualified under the Federal Securities Act of 1933, as amended, or any successor statute, and under such State securities laws as any holder may reasonably request (provided, that in connection with qualification under State securities laws the Corporation shall not be obligated to qualify to do business in any jurisdiction when it is not so qualified or to take any action that would subject it to taxation or general service of process in any State where it is not otherwise subject to taxation or general service of process); and (c) in the case of Common Stock, listed on each securities exchange, if any, upon which outstanding Common Stock is listed at the time of the exchange. The term "Independent Financial Firm," as of any time, shall mean an internationally recognized investment banking or investment advisory firm which does not at such time have a direct or indirect material interest in, or other direct or indirect material relationship with, the Corporation or any of its subsidiaries or affiliates.

         7.2 In the event the Corporation shall elect to issue shares in exchange pursuant to Section 7.1 hereof, notice of such exchange shall be given by airmail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the exchange date, to each holder of record of the shares of Series F Preferred Stock to be exchanged, at such holder's address as the same shall appear on the stock record books of the Corporation. Each such notice shall state: (1) the exchange date; (2) the number and terms of the shares to be issued in exchange for shares held by such holder; (3) the identity of the Independent Financial Firm selected by the Board to determine fair market value as provided in Section 7.1 hereof; (4) the place or places in the State of Indiana or New York where certificates for the shares of Series F Preferred Stock to be exchanged are to be surrendered for the shares to be issued in exchange therefore; (5) that dividends on the shares of Series F Preferred Stock to be exchanged will cease to accumulate on the exchange date; (6) the then effective Conversion Price (as defined in Section 8.1 hereof), that until the close of business on the exchange date the holders may exercise their right to convert shares of Series F Preferred Stock being exchanged and that such right shall terminate at the close of business on the exchange date.

         7.3 From and after the exchange date specified on any such notice of exchange, unless default shall be made by the Corporation in issuing the shares to be issued in the exchange, all dividends on the shares of Series F Preferred Stock to be exchanged as specified in the notice shall cease to accumulate and all rights of the holders thereof as such holders, except the right to receive the shares to be issued in the exchange, shall cease and terminate and the person or persons entitled to the shares to be issued in the exchange shall be treated for all purposes as the registered holder of the shares to be issued.

Section 8.  Conversion.

         8.1 Subject to and upon compliance with the provisions of this Section 8, the holder of each share of Series F Preferred Stock shall have the right, at the holder's option, at any time (except that, if such share is called for redemption or exchange, not after the close of business on the date fixed for such redemption or exchange, unless default shall be made in the payment of the redemption price or the issuance of shares in the exchange) to convert such share into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/1,000th of a share) obtained by dividing the Liquidation Preference of such share being converted by the Conversion Price (as defined below) and by surrender of such share so to be converted, such surrender to be made in the manner provided in Section 8.2.

         For the purposes of this Section 8, the term "Common Stock" shall include any stock of any class of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation. However, shares issuable on conversion of shares of Series F Preferred Stock shall include only shares of the class designated as Common Stock of the Corporation as of the date of this amendment to the Articles of Incorporation creating the Series F Preferred Stock, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable upon conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         The term "Conversion Price" shall mean the Initial Conversion Price, as adjusted in accordance with the provisions of this Section 8. The term "Initial Conversion Price" shall mean an amount equal to the Liquidation Preference. On July 6, 1995, the fifth anniversary of the first date on which shares of Series E Preferred Stock were issued, the Conversion Price then in effect for the Series F Preferred Stock shall be increased by 4-1/6% and on July 6, 1998, the eighth anniversary of such first date, the Conversion Price then in effect for the Series F Preferred Stock shall be increased by 4%.

         8.2 In order to exercise the conversion privilege, the holder of each share of Series F Preferred Stock to be converted shall surrender the certificate representing such share at the office of the conversion agent for the Series F Preferred Stock in the Borough of Manhattan, City of New York, appointed for such purpose by the Corporation or, if no conversion agent has been appointed, to the Corporation at its offices at 1300 South Clinton Street, Fort Wayne, Indiana 46801, Attention: Treasurer (such conversion agent or Corporation, as the case may be, referred to herein as the "conversion agent"), with the Notice of Election to Convert on the back of said certificate completed and signed. Such notice shall be substantially in the following form:

                         "NOTICE OF ELECTION TO CONVERT

         The undersigned, being a holder of the 5 1/2% Cumulative Convertible Exchangeable Preferred Stock, Series F (the "Series F Preferred Stock") of the Lincoln National Corporation, irrevocably exercises the right to convert outstanding shares of Series F Preferred Stock on , into shares of Common Stock of Lincoln National Corporation in accordance with the terms of the Series F Preferred Stock, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares, be issued and delivered in the denominations indicated below to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

Fill in for registration of shares of Common Stock if to be issued otherwise than to the registered holder:



If fractional interests:
Name

TaxID#
Address



Please print name and address, including           (Signature)
postal code number)

Denominations:

Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series F Preferred Stock is registered, each share surrendered for conversion shall be accompa- nied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney and an amount sufficient to pay any transfer or similar tax. A payment shall be made on conversion for dividends accumulated on the Series F Preferred Stock surrendered for conversion but not for dividends on Common Stock delivered on such conversion. As promptly as practicable after the surrender of the certificates for shares of Series F Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 8, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section 8.3 hereof.

         Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series F Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date. All shares of Common Stock delivered upon conversion of the Series F Preferred Stock shall upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

         8.3 No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of shares of Series F Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series F Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest one cent) equal to the Average Market Price of the Common Stock at the close of business on the business day next preceding the day of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Conversion Price of the shares of Series F Preferred Stock so surrendered.

         The term "Average Market Price" of any security on any date means the average of the daily closing prices of such security for a period of five consecutive trading days within 10 trading days immediately preceding the day in question, which five consecutive trading days are selected by the Corporation provided, however, that if the "ex" date for any event (other than the event requiring such computation) that requires an adjustment pursuant to Section 8.4 occurs during the 10-day trading period in question and prior to the "ex" date for the event requiring computation, the closing price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is required to be adjusted pursuant to Section 8.4 as a result of such other event (and in the case of Section 8.4(a) the fraction that would result in the adjustment provided for therein). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such security is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if such security is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the issuer of such security for that purpose. For the purposes of this definition, the term "trading day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which such security is not traded on such exchange or in such market. For the purposes of this definition, the term " `ex' date," (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution and (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective.

         8.4 In addition to the increases in the  Conversion  Price set forth in
Section 8.1 hereof, the Conversion Price shall be adjusted from time to time as follows:

          (a) In case the Corporation shall hereafter (i) pay a dividend or make a distribution on the Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, or
 (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any share of Series F Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have been entitled to receive immediately following such action had such share been converted immediately prior thereto. An adjustment made pursuant to this Section 8.4(a) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision or combination.

          (b) In case the Corporation shall hereafter pay or make a dividend or other distribution in shares of Common Stock on any class of capital stock of the Corporation other than the Common Stock, the Conversion Price in effect immediately after the record date mentioned in the next sentence shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date mentioned in the next sentence by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date mentioned in the next sentence and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution. Such reduction shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or other distribution. For the purposes of this Section 8.4(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

          (c) In case the Corporation shall hereafter issue rights or warrants to holders of its outstanding shares of Common Stock generally entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Average Market Price of the Common Stock (as defined in Section 8.3 hereof) on the record date mentioned in the next sentence (other than pursuant to an automatic dividend reinvestment plan of the Corporation or any substantially similar plan), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date mentioned in the next sentence by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date mentioned in the next sentence plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Average Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the record date mentioned in the next sentence plus the number of shares of Common Stock so offered for subscription or purchase. Such reduction shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants. For the purposes of this Section 8.4(c), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. Rights or warrants issued or distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock, which rights or warrants (x) are deemed to be transferred with such shares of Common Stock, (y) are not exercisable and (z) are issued also in respect of future issuances of Common Stock, in each case in clauses (x) through (z) until the occurrence of a specified event or events ("Trigger Event"), shall for purposes of this Section 8.4 not be deemed issued or distributed until the occurrence of the earliest Trigger Event. Such rights or warrants are referred to herein as "Rights".

         (d) In case the Corporation shall, by dividend or otherwise, hereafter distribute to holders of its outstanding shares of Common Stock generally evidences of its indebtedness, any securities of the Corporation, any rights or warrants to subscribe to securities of the Corporation, cash or assets (excluding (i) any cash dividend paid from retained earnings of the Corporation to the extent such dividends in any calendar year do not in the aggregate exceed 150% of the aggregate regular periodic cash dividends actually paid in the prior calendar year, (ii) dividends or distributions payable in stock for which adjustment is made pursuant to Section 8.4(a) or 8.4(b) hereof, (iii) rights or warrants to subscribe to Common Stock for which adjustment is made pursuant to
Section 8.4(c) hereof, and (iv) pursuant to a consolidation, merger, statutory exchange, sale or conveyance for which adjustment is made pursuant to Section
8.11 hereof), then in each such case of Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date mentioned in the next sentence by a fraction (not equal to or less than zero) or which the numerator shall be the Average Market Price of the Common Stock (as defined in Section 8.3 hereof) on the record date mentioned in the next sentence less the then fair market value (as determined by the Board and Dai-ichi (or any direct or indirect successor to all or substantially all of such Company's business) jointly (if such Company or successor or any corporation at least 99% of whose outstanding voting securities at the time outstanding is owned by such Company or successor shall be a holder of any of the Series F Preferred Stock) or an internationally recognized investment banking firm selected by them if they are unable to reach agreement, or the Board in its reasonable discretion whose determination will be conclusive and evidenced by a board resolution filed with the conversion agent (if none of the foregoing shall be a holder of Series F Preferred Stock)) of the portion of the evidences of indebtedness, securities, rights or warrants, cash or assets so distributed to the holder of one share of Common Stock, and of which the denominator shall be such Average Market Price of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. Such determination of fair market value shall be set forth in a statement filed with the conversion agent by the Corporation as soon as practicable.

         (e) The reclassification (including any reclassification upon a merger in which the Corporation is the continuing corporation but excluding a reclassification upon a consolidation, merger, statutory exchange, sale or conveyance as to which Section 8.11 applies) of Common Stock into securities including other than Common Stock shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock and the effective date of such reclassification shall be deemed to be "the record date for the determination of shareholders entitled to receive such distribution" within the meaning of Section 8.4(d) hereof, and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of Common Stock outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective "or" the day upon which such combination becomes effective," as the case may be.

         (f) In any case in which this Section 8 shall require that an adjustment be made immediately following a record date or an effective date, the Corporation may elect to defer (but only until five business days following the prompt filing by the Corporation with the conversion agent of the certificate of independent accountants required by Section 8.4(h) hereof) issuing to the holder of any share of Series F Preferred Stock converted after such record date or effective date the additional shares of Common Stock or other capital stock issuable upon such conversion over and above the shares of Common Stock or other capital stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share.

         (g) All calculations under this Section 8 shall be made to the nearest one cent or to the nearest 1/1,000th of a share, as the case may be. Anything in this Section 8 to the contrary notwithstanding, the Corporation shall be entitled to make such reduction in the Conversion Price, in addition to those required by this Section 8, as it considers to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its shareholders shall not be taxable to the recipients.

         (h) Whenever the Conversion Price is adjusted as herein provided, (A) the Corporation shall promptly obtain and file with the conversion agent a certificate of a firm of independent public accountants (who may be the regular accountants employed by the Corporation) setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same, and (B) a notice stating that the Conversion Price has been adjusted and setting forth that the adjusted Conversion Price shall forthwith be airmailed by the Corporation to the holders of the Series F Preferred Stock at their addresses as shown on the stock record books of the Corporation.

         (i) In the event that at any time as a result of an adjustment made pursuant to this Section 8, the holder of any share of Series F Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section 8.

         (j) Anything herein to the contrary notwithstanding, in the event the Corporation shall declare any dividend or distribution requiring an adjustment in the Conversion Price hereunder and shall, thereafter and before the payment of such dividend or distribution to shareholders, legally abandon its plan to pay such dividend or distribution, the Conversion Price then in effect hereunder, if changed to reflect such dividend or distribution, shall be changed to the Conversion Price which would have been in effect immediately after the date of such abandonment had such dividend or distribution never been declared. Such changes shall become effective immediately after the date of such abandonment.

         (k) No adjustment (except pursuant to Section 8.4(a)) in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 2% in the Conversion Price provided, how-ever, that any adjustments which by reason of this subsection (k) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, and provided further, that adjustment shall be required and made in accordance with the provision hereof not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Series F Preferred Stock.

8.5 In case:

         (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock other than a cash dividend payable in cash out of its retained earnings for which adjustment under Section 8.4(d) is not required; or

         (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights; or

         (iii) there shall be any capital stock reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any consolidation or merger to which the Corporation is a party or any statutory exchange of securities with another corporation, or any sale or transfer of all or substantially all the assets of the Corporation, in each case which is to be effected in such a way that holders of the Common Stock will be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock; or

         (iv) there shall be a voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the conversion agent, and shall cause to be air mailed to the holders of shares of the Series F Preferred Stock at their addresses as shown on the stock record books of the Corporation, at least 15 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record or effective date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, statutory exchange, sales, transfer, dissolution, liquidation or winding up.

         8.6 The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of the Series F Preferred Stock, the full number of shares of Common Stock, deliverable upon the conversion of all outstanding shares of Series F Preferred Stock not theretofore converted. For purposes of this Section 8.6, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series F Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

         8.7 Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Series F Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock, at such adjusted Conversion Price.

         8.8 The Corporation shall use its best efforts to list the shares of Common Stock required to be delivered upon conversion of the Series F Preferred Stock prior to such delivery upon each securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

         8.9 Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series F Preferred Stock, the Corporation shall use its best efforts to comply with all Federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

         8.10 The Corporation shall pay any and all documentary, stamp or similar issues or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the Series F Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series F Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

         8.11 In case of any consolidation or merger in which the Corporation is a party (other than a mer- ger in which the Corporation is the continuing corporation), or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), in each case effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, the holder of each share of Series F Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of stock, securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sales or conveyance by a holder of the number of shares of Common Stock into which such share of Series F Preferred Stock might have been converted immediately prior to such consolidation, merger, statutory exchange, sales or conveyance, assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided, that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 8.11 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Thereafter, the holders of the Series F Preferred Stock shall be entitled to appropriate adjustments with respect to their conversion rights to the end that the provisions set forth in this Section 8.11 shall correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Series F Preferred Stock. Any such adjustment shall be approved by a firm of independent public accountants (who may be the regular accountants employed by the Corporation), evidenced by a certificate to that effect delivered to the conversion agent. The foregoing provisions of this
Section 8.11 shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

         8.12 Notwithstanding Sections 8.4(c) and (d) hereof, no adjustment to the Conversion Price by reason of any issuance or distribution of any Rights shall be made if either (i) the Corporation had made proper provision so that each holder of shares of Series F Preferred Stock who converts such shares into shares of Common Stock after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, a number of Rights to be determined as follows: (A) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights ("Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon such conversion is entitled at the time of such conversion in accordance with the terms and provisions of the applicable Rights; and (B) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the same number of shares of Common Stock into which the shares of Series F Preferred Stock so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights or (ii) each holder of shares of Series F Preferred Stock shall have received rights at all times substantially equivalent to the Rights, if any, held from time to time by a holder of the number of shares of Common Stock issuable upon conversion of the shares of Series F Preferred Stock held by such Series F Preferred Stock holder.

Section 9.  Status Upon Conversion, Redemption or Exchange

         Upon any conversion, redemption or exchange of shares of Series F Preferred Stock, the shares of Series F Preferred Stock so converted, redeemed or exchanged shall have the status of authorized and unissued shares of Preferred Stock undesignated as to series.

Section 10.  General.

         10.1 Certificates representing shares of the Series F Preferred Stock shall be exchangeable, at the option of the holder, for a new certificate or certificates of the same or different denominations representing in the aggregate the same number of shares.

         10.2 The headings of the various subdivisions of this amendment to the Articles of Incorporation are for convenience of reference only shall not affect the interpretation of any of the provisions hereof.

                                   ARTICLE II
                           MANNER OF ADOPTION AND VOTE

         SECTION 1. Action by Directors. The Board of Directors of the Corporation adopted the foregoing amendment to the Articles of Incorporation by resolution duly adopted at a meeting held on June 25, 1990, at which a quorum was present.

         SECTION 2. Action by Shareholders. The foregoing amendment to the Articles of Incorporation was duly adopted by the Board of Directors without shareholder action. Pursuant to Sections 23-1-25-2(d) and 23-1-38-2(7) of the Act, no shareholder action is required in connection with such amendment to the Articles of Incorporation.

         SECTION 3. Compliance with Legal Requirements. The manner of adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act and the Articles of Incorporation and the Bylaws of the Corporation.

         I hereby state subject to the penalties of perjury, that the statements contained herein are true this 20 day of May, 1991.




                                                     John L. Steinkamp
                                                     Vice President